UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2010

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2010, the Board of Directors (the "Board") of Health Net, Inc. ("Health Net") approved and adopted the Tenth Amended and Restated Bylaws of Health Net (the "Amended Bylaws"), which became effective immediately. Pursuant to the Amended Bylaws, Article III, Section 2 of Health Net’s Ninth Amended and Restated Bylaws (as previously amended, the "Existing Bylaws") was amended to eliminate certain mandatory retirement age and term limit provisions for directors of Health Net. As discussed further below, Health Net’s Corporate Governance Guidelines have been amended to, among other things, retain the term limit provisions with some modifications.

Prior to the amendments to the Existing Bylaws described above, the Existing Bylaws provided that:

• A director was deemed to have retired and resigned from the Board effective immediately prior to the first annual meeting of Health Net’s stockholders occurring after the time that such director attained 72 years of age (or, for any director that was a member of the Board on February 4, 1999, 75 years of age). However, under the Existing Bylaws, the Board could waive the application of these requirements to a given director on a case-by-case basis by an affirmative vote of two-thirds of the directors after considering all of the applicable facts and circumstances.

• A director who had held office for any period of nine consecutive years after October 14, 2003 was not qualified to be elected as a director at the first annual meeting of Health Net’s stockholders occurring after the end of such nine years and was deemed to have retired and resigned from the Board effective immediately upon the completion of such ninth consecutive year in office. However, the Board could waive the application of this requirement to a given director on a case-by-case basis by an affirmative vote of two-thirds of the directors after considering all of the applicable facts and circumstances.

Although the term limit provision was eliminated from the Existing Bylaws, effective December 2, 2010, Health Net’s Corporate Governance Guidelines retain the term limit provision described above, with modifications. In particular, the Board amended Health Net’s Corporate Governance Guidelines to change all references to "nine years" and "ninth consecutive year" to "twelve years" and "twelfth consecutive year," respectively. The Corporate Governance Guidelines, as amended as of December 2, 2010 (the "Amended Corporate Governance Guidelines"), have been posted on the Corporate Governance section of Health Net’s website at http://investor.health.net/.*

The foregoing descriptions of the Amended Bylaws and the Amended Corporate Governance Guidelines do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, and the Amended Corporate Governance Guidelines, which are available as described above.
_________________
* References to our website in this Current Report on Form 8-K are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1 Tenth Amended and Restated Bylaws of Health Net, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

December 8, 2010	By:	/s/ Angelee F. Bouchard

Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Tenth Amended and Restated Bylaws of Health Net, Inc.